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                                              ----------------------------------
                                                         OMB APPROVAL
                                              ----------------------------------

                                              OMB NUMBER               3235-0059

                                              EXPIRES:           AUGUST 31, 2004

                                              ESTIMATED AVERAGE BURDEN
                                              HOURS PER RESPONSE.......... 14.73
                                              ----------------------------------

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/ /    Definitive Additional Materials
/X/    Soliciting Material Pursuant to Section 240.14a-12


                              TAUBMAN CENTERS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           SIMON PROPERTY GROUP, INC.
                        SIMON PROPERTY ACQUISITIONS, INC.
                             WESTFIELD AMERICA, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/    No fee required.

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

       (2)    Aggregate  number  of  securities  to which  transaction  applies:

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       (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

       (4)    Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

       (5)    Total fee paid:

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/ /    Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

              ------------------------------------------------------------------

       (2)    Form, Schedule or Registration Statement No.:

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       (3)    Filing Party:

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       (4)    Date Filed:

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[SIMON PROPERTY GROUP LOGO]                                     [WESTFIELD LOGO]


SIMON CONTACT:                                                          WESTFIELD CONTACT:
Shelly Doran                   George Sard/Paul Caminiti/Hugh Burns     Katy Dickey
Simon Property Group, Inc.     Citigate Sard Verbinnen                  Westfield America
317/685-7330                   212/687-8080                             310/445-2407


           SIMON PROPERTY GROUP AND WESTFIELD AMERICA TO PROPOSE FOUR
            NOMINEES TO TAUBMAN BOARD OF DIRECTORS AT ANNUAL MEETING
            --------------------------------------------------------

       NEW YORK, MARCH 18, 2003 - Simon Property Group, Inc. (NYSE: SPG) and Westfield America, Inc., the U.S. subsidiary of Westfield America Trust (ASX:
WFA), today announced that they intend to propose four nominees for election to the Board of Directors of Taubman Centers, Inc. (NYSE: TCO) at TCO's upcoming Annual Meeting.

       David Simon, Chief Executive Officer of SPG, and Peter Lowy, Chief Executive Officer of Westfield America, Inc., today issued an open letter to TCO shareholders. The text follows:

To the Shareholders of Taubman Centers, Inc:

We recently wrote to the independent members of the TCO Board urging them to take an active and independent role in discussing solutions to facilitate the SPG/Westfield $20.00 per share cash offer for all outstanding TCO common shares. We were surprised and disappointed by the TCO Board's outright rejection of yet another genuine invitation to initiate a constructive dialogue.

The dismissive nature of your elected representatives' rejection makes it abundantly clear that the TCO Board is continuing to listen only to management and turning a deaf ear to the public shareholders. The TCO Board's position on price and the timing of the sale of the Company ignores the will and judgment of 85% of the TCO common shareholders who want to accept the SPG/Westfield offer.

At the same time the TCO Board announced its rejection of our most recent initiative, the Michigan legislature was considering new legislation introduced under the guise of "technical" amendments to Michigan corporate law. This legislation, if enacted, could have the effect of (1) insulating further the TCO Board from the TCO common shareholders, (2) undermining the outcome of the judicial process initiated by SPG in the Michigan Federal Court, and (3) impeding further our ability to promptly conclude the all-cash, 50% premium offer that 85% of TCO's common shareholders want to accept.

In light of your overwhelming support, the continuing failure of the TCO Board to act independently and TCO's attempt to entrench itself further through an anti-shareholder legislative agenda, we have decided to nominate a slate of directors at the upcoming Annual Meeting of TCO Shareholders. Accordingly, we will propose the nomination of four highly qualified individuals for election to the TCO Board who will represent the interests of the TCO common shareholders in an independent and unbiased manner. In accordance with the applicable provisions of the Restated Bylaws of TCO, we expect to provide TCO with all required information relating to such nominees by the end of the month.

We thank you for the mandate you gave us on February 14th when 85% of the common shareholders tendered into our offer, and we look forward to your continued support in our effort to deliver to you $20.00 per share.

Very truly yours,

David Simon                                            Peter Lowy
Chief Executive Officer                                Chief Executive Officer
Simon Property Group, Inc.                             Westfield America, Inc.

                                      * * *

       The $20.00 per share all-cash offer for TCO shares will expire on midnight, New York City time, on March 28, 2003, unless further extended. The complete terms and conditions of the offer are set forth in the Offer to Purchase, as amended, and the related Letter of Transmittal, copies of which are on file with the SEC and available by contacting the information agent, MacKenzie Partners, Inc. at (800) 322-2885. Merrill Lynch & Co. is acting as financial advisor to SPG and Westfield America, Inc. and is the Dealer Manager for the Offer. Willkie Farr & Gallagher is acting as legal advisor to SPG and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Westfield America, Inc. Simpson Thacher & Bartlett is acting as legal advisor to Merrill Lynch & Co.


ABOUT SIMON PROPERTY GROUP

Headquartered in Indianapolis, Indiana, Simon Property Group, Inc. is a real estate investment trust engaged in the ownership and management of income-producing properties, primarily regional malls and community shopping centers. Through its subsidiary partnerships, it currently owns or has an interest in 242 properties containing an aggregate of 183 million square feet of gross leasable area in 36 states, as well as nine assets in Europe and Canada and ownership interests in other real estate assets. Additional Simon Property Group, Inc. information is available at http://about.simon.com/corpinfo/index.html.

ABOUT WESTFIELD AMERICA, INC.

Westfield America, Inc. is the United States subsidiary of Westfield America Trust (ASX: WFA), the second-largest property trust listed on the Australian Stock Exchange. WFA owns a majority interest in the Westfield America portfolio of 63 centers, branded as Westfield Shoppingtowns. Westfield Shoppingtowns are home to more than 8,400 specialty stores and encompass 64 million square feet in the states of California, Colorado, Connecticut, Florida, Illinois, Indiana, Maryland, Missouri, Nebraska, New Jersey, New York, North Carolina, Ohio and Washington.

                                      # # #

IMPORTANT INFORMATION

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any TCO shares, and is not a solicitation of a proxy. Simon Property Group, Inc. and Simon Property Acquisitions, Inc., a wholly owned subsidiary of Simon Property Group, Inc. filed a tender offer statement on Schedule TO with the Securities and Exchange Commission on December 5, 2002 (as amended), with respect to the offer to purchase all outstanding shares of TCO common stock. Investors and security holders are urged to read this tender offer statement as amended because it contains important information. Investors and security holders may obtain a free copy of the tender offer statement and other documents filed by SPG and Westfield America, Inc. with the Commission at the Commission's web site at http://www.sec.gov. The tender offer statement and any related materials may also be obtained for free by directing such requests to MacKenzie Partners, Inc. at (800) 322-2885.

SPG and Westfield America, Inc. and certain other persons may be deemed participants in the solicitation of proxies from the shareholders of TCO in connection with TCO's 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the tender offer statement and other documents filed by SPG and Westfield with the Commission as described above, and further information will be available in SPG/Westfield's Preliminary Proxy Statement and Definitive Proxy Statement to be filed with the Commission in connection with the solicitation of proxies in due course.

Shareholders of TCO are advised to read SPG/Westfield's Definitive Proxy Statement in connection with SPG/Westfield's solicitation of proxies from TCO shareholders when it becomes available, because it will contain important information. Shareholders of TCO and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by SPG/Westfield with the Commission in connection with the proxy solicitation at the Commission's website as described above. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting MacKenzie Partners, Inc., the firm assisting SPG/Westfield in the solicitation of proxies, toll-free at the number listed above.


FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.